UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-320-1911

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The information disclosed in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 22, 2020, certain wholly-owned subsidiaries (collectively, the “Borrower”) of US Home Rentals LLC (“USHR”), a wholly-owned subsidiary of FTE Networks, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Anchor Loans LP (the “Lender”) to rehabilitate certain properties that form part of the Company’s single-family rental portfolio. The Borrower issued a promissory note in the principal amount of $1,443,754 to Lender and the Company executed a guaranty in connection with the Loan Agreement. Proceeds from the Loan Agreement were exclusively used to refinance and rehabilitate these properties, pay outstanding property taxes, and other closing costs and expenses incurred in connection with the Loan Agreement.

Item 7.01	Regulation FD Disclosure

FTE Networks, inc. (the “Company” or “FTE”) issued a shareholder update. The full text of the letter from interim CEO Michel P. Beys follows.

Dear Shareholders:

My last shareholder update was sent on June 9, 2020 and the Company has made considerable progress since then. My role as interim CEO began just over 1 year ago and my focus has been on restoring and preserving value for FTE shareholders, taking corrective action to improve corporate governance for the Company and preparing it for a return to a public stock exchange. In 2021, FTE plans to take the name of our principal subsidiary US Home Rentals LLC (“USHR”) as a major owner and operator of single-family rental (“SFR”) homes across the United States.

USHR’s goal is to become a leading provider of affordable housing in tier 3 and tier 4 markets nationwide, an underserved market segment for which demand has only increased during the COVID-19 pandemic. USHR is overhauling its portfolio of approximately 3,000 homes and has started renovating and upgrading the homes to segment the portfolio into single-family rentals and “fix-and-flip” class assets.

Update on Exchange Act Reports

As previously reported, FTE appointed a new external independent auditor, Turner Stone & Company, LLP, and dedicated the initial half of 2020 to restating its financial statements, culminating in the filing of our annual report on Form 10-K on May 11, 2020 for the fiscal year ended December 31, 2018, which contains restated audited financials for 2017 and 2018. That was followed by the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the Securities and Exchange Commission on November 5, 2020.

The Company is working on its reports for 2020, which will include the consolidated financial statements of USHR as our primary business. After those filings are complete, FTE will be current in its Exchange Act reporting obligations and will begin the process to have its common stock relisted for trading.

Update on Operations and Financing

FTE is severely cash constrained and although it has negotiated payment plans and forbearances with its major lenders, the lack of liquidity has hampered its ability to settle and defend legacy disputes with third parties, some of whom have secured favorable outcomes against the Company in their pursuit of remedies under the law. I am, however, happy to report that the Company has closed on financing to begin funding its strategy of upgrading the current homes portfolio, but it requires significant amounts of additional financing to sustain its current operations. FTE has been working with our investment banking partners to raise this capital from additional debt and equity capital funding sources.

FTE hired real estate executive Munish Bansal as CEO of USHR. Mr. Bansal was previously CFO at Home Partners of America, a major SFR operator. Prior to Home Partners, Mr. Bansal was a mortgage professional at JP Morgan and CapitalOne. Mr. Bansal is running day-to-day operations at USHR and will assume the role of CEO for the Company within 30 days following the resumption of trading of our common stock.

Additionally, after careful consideration and deliberation, the Company has decided to exit its infrastructure subsidiary, Jus-Com, Inc., as part of a strategic plan to focus exclusively on expanding the SFR real estate business.

In closing, FTE’s Board of Directors and I believe we have completed much of the work we started last year in re-stating the Company’s financial statements, restoring good governance, and integrating the newly acquired real estate business. We appreciate the support and patience of all the Company’s stakeholders and wish you and your family good health and a prosperous 2021.

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Sincerely,

Michael P. Beys

Interim CEO

Forward Looking Statements

This letter may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, favorable litigation and arbitration outcomes, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the Company’s liquidity constraints and the potential adverse effect of unfavorable litigation or similar disputes, compounded by the ongoing effects of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2020, and subsequent filings by the Company with the SEC. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals, owns, operates and invests in affordable rental housing in tier 3 and 4 markets. Single family home rentals (SFR) is large, growing and attractive market. Nationally, home rentals are growing faster than home ownership. With a portfolio of approximately 3,000 affordable rental homes across the United States, FTE is one of the few companies that has a strong and established portfolio of assets for the affordable rental housing market.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

237 W. 35th Street, Suite 601

New York, NY 10001

(877) 850-4308

ir@ftenet.com

Media Contact:

FTE@makovsky.com

(212) 508-9777

The information contained in this Item 7.01 of this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: December 23, 2020		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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